Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Amendment No. 1 to the Annual Report on Form 10-K/A of Ginkgo Bioworks Holdings, Inc. for the fiscal year ended December 31, 2021 of our reports dated February 28, 2022 and June 23, 2021 relating to the consolidated financial statements of Allonnia, LLC, appearing in an exhibit thereto.

We also consent to the use in the (i) Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-264129) and related Prospectus, (ii) Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-261318) and related Prospectus (iii) Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-258712) and related Prospectus and of Ginkgo Bioworks Holdings, Inc. of our reports dated February 28, 2022 and June 23, 2021, relating to the consolidated financial statements of Allonnia, LLC, appearing in the Prospectus, which is part of each Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Wolf & Company, P.C.
Wolf & Company, P.C.

Boston, Massachusetts

August 31, 2022